UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2007

CALVIN B. TAYLOR BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland                 000-50047                 52-1948274

                                                                                             (State of incorporation) (Commission file number) (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811

Address of principal executive offices

(410) 641-1700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Section 5 – Corporate Governance and Management

Item 5.02(a) Departure of Director

On December 12, 2007, the Registrant accepted the resignation of Mr. D. Bruce Rogers, from the position of Director of both Calvin B. Taylor Bankshares, Inc. and its wholly owned subsidiary Calvin B. Taylor Banking Company of Berlin, Maryland. Mr. Roger’s resignation was effective immediately.

Mr. Rogers served on the Audit Committee and as a rotating outside director on the subsidiary bank’s Executive Committee. In recent years, Mr. Rogers has relocated his residence and primary business location to areas outside of the Company’s trade area.

SIGNATURES

Pursuant to the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                            Calvin B. Taylor Bankshares, Inc.

Date: December 13, 2007_______                                      By: /s/ Raymond M. Thompson

                                                                                            Raymond M. Thompson

                                                                                            President & Chief Executive Officer